Exhibit 3.1

ARES REAL ESTATE INCOME TRUST INC.

ARTICLES OF AMENDMENT

Ares Real Estate Income Trust Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation (“SDAT”) of Maryland that:

FIRST: Article VI of the charter of the Corporation (the “Charter”) is hereby amended to increase the number of shares of capital stock that the Corporation has authority to issue to 3,000,000,000 and the number of shares of common stock, par value $.01 per share, that the Corporation has authority to issue to 2,800,000,000.

SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 2,700,000,000, consisting of 2,500,000,000 shares of common stock, $.01 par value per share, 500,000,000 of which are classified as Class D common stock (100,000,000 of which are designated as a series of Class D common stock named Class D-R common stock and 400,000,000 of which are designated as a series of Class D common stock named Class D-PR common stock), 100,000,000 of which are classified as Class E common stock, 1,300,000,000 of which are classified as Class I common stock (600,000,000 of which are designated as a series of Class I common stock named Class I-R common stock and 700,000,000 of which are designated as a series of Class I common stock named Class I-PR common stock), 500,000,000 of which are classified as Class S common stock (100,000,000 of which are designated as a series of Class S common stock named Class S-R common stock and 400,000,000 of which are designated as a series of Class S common stock named Class S-PR common stock) and 100,000,000 of which are classified as Class T common stock (all of which are designated as a series of Class T common stock named Class T-R common stock), and 200,000,000 shares of preferred stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value was $27,000,000.

THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 3,000,000,000, consisting of 2,800,000,000 shares of common stock, $.01 par value per share, 500,000,000 of which are classified as Class D common stock (100,000,000 of which are designated as a series of Class D common stock named Class D-R common stock and 400,000,000 of which are designated as a series of Class D common stock named Class D-PR common stock), 100,000,000 of which are classified as Class E common stock, 1,300,000,000 of which are classified as Class I common stock (600,000,000 of which are designated as a series of Class I common stock named Class I-R common stock and 700,000,000 of which are designated as a series of Class I common stock named Class I-PR common stock), 500,000,000 of which are classified as Class S common stock (100,000,000 of which are designated as a series of Class S common stock named Class S-R common stock and 400,000,000 of which are designated as a series of Class S common stock named Class S-PR common stock), 100,000,000 of which are classified as Class T common stock (all of which are designated as a series of Class T common stock named Class T-R common stock), 300,000,000 of which are classified as Class B common stock and 200,000,000 shares of preferred stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $30,000,000.

FOURTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law (the “MGCL”) is not changed by the foregoing amendment of the Charter.

FIFTH: The foregoing amendment of the Charter was approved by a majority of the entire Board of Directors of the Corporation as required by law and was limited to a change expressly authorized by Section 2-105(a)(13) of the MGCL without any action by the stockholders of the Corporation.

SIXTH: The undersigned Co-President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned Co-President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Co-President and attested to by its Secretary on this 13th day of October, 2025.

ARES REAL ESTATE INCOME TRUST INC.

/s/ Jeffrey W. Taylor

By: Jeffrey W. Taylor

Co-President

[CORPORATE SEAL]

Attest:

/s/ Joshua J. Widoff

By: Joshua J. Widoff

Secretary